January 29, 2020

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757

Ladies and Gentlemen:

We have acted as counsel to Phunware Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 1,991,004 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be issued by the Company pursuant to the Phunware, Inc. 2018 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as currently in effect; (iv) the Amended and Restated Bylaws (the “Bylaws”) of the Company, as currently in effect, and (v) such other records, certificates and documents as we have deemed appropriate or necessary for the purposes of this opinion. We have also examined originals or copies of such corporate records of the Company and have made such examinations of law and other investigations as we have deemed relevant.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents, certificates and instruments submitted to us as originals; (iv) the conformity with the originals of all documents supplied to us as copies; (v) the accuracy and completeness of all corporate records and documents made available to us by the Company; and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinions stated herein. We have relied as to factual matters upon certificates from officers of the Company and certificates and other documents from public officials and government agencies and departments and we have assumed the accuracy and authenticity of such certificates and documents. We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, that there will not have occurred any change in law, change in the Company’s Certificate of Incorporation, or further action by the Company’s board of directors, in each case affecting the validity of the issuance of the Shares.

With respect to our opinions as to the Shares, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Plan; and (iii) with respect to Shares offered, there will be sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance.

Phunware Inc.
January 29, 2020

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of and for legal consideration in excess of par value in the circumstances contemplated by the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), assuming, in each case, that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company, will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely as to the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported judicial decisions interpreting these laws). We express no opinion as to the laws of any other jurisdiction. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter. The opinion expressed in this letter is provided as a legal opinion only and not as any guarantee or warranty of the matters discussed herein, and such opinion is strictly limited to the matters stated herein, and no other opinion may be implied therefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

WINSTEAD PC

/s/ Winstead PC